The Undersigned, Mark Holbrook, Chief Executive Officer, of American Resource Management, Inc. a foreign corporations, in accordance with §607.1801, a Florida Statutes, does hereby certify:

1. The date on which corporation was first formed was July 6, 2009.

2. The jurisdiction where the aboved named corporation was first formed, incorporated, or otherwise came into being was Wyoming.

3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was American Resource Management, Inc.

4. The name of the corporation, as set forth in its articles on incorporation, to be filed pursuant to §607.0202 and 607.0401 with this cetificate is Puissant Industries, Inc.

5. The jurisdiction that constituted the seat, siege social, or principal place of business or central adminstration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of this Certificate of Domestication was:______________

6. Attached are Florida articles of incorporation to complete domestication requirements pursuant to § 607.1801.

I am Chief Exec Officer , of American Resource Management, Inc. and I am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this 16 day of February, 2011.

By:	/s/ Mark Holbrook
Mark Holbrook
(Authorized Signature)

ARTICLES OF INCORPORATION
IN COMPLIANCE WITH CHAPTER 607, F.S.

Article I - NAME

The name of the corporation shall be
    Puissant Industries, Inc.

Article II - PRINCIPAL OFFICE

The principal place of business/mailing address is:
    101 Plaza Real South, Suite 201s
    Boca Raton, Florida 33432

Article III - PURPOSE

The purpose for which the corporation is organized:
    Any lawful purpose

Article IV - SHARES

The number of shares of stock is:
    100,000,000 of which 90,000,000 shall be common shares; and 10,000,000 shall be preferred shares.

Article V - INITIAL DIRECTORS AND/OR OFFICERS

The names and addresses of the initial officers are:
    Mark Holbrook, Chief Executive Officer & Director
    Marshall E. Holbrook, Vice President & Director
    Cora J. Holbrook, Secretary, Treasurer & Director

Article VI - INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and Florida street address of the registered agent is:
    Brenda L Hamilton, Esquire
    101 Plaza Real South, Suite 201 South
    Boca Raton, Florida 33432

Article VII - INCORPORATOR

The name and Florida street address of the incorporator is:
    Brenda L Hamilton, Esquire
    101 Plaza Real South, Suite 201 South
    Boca Raton, Florida 33432